Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Del Global Technologies Corp.
Franklin Park, Illinois

We consent to the incorporation by reference in Registration Statements on Form S-8 (No 333-38024, No. 333-69723, No. 033-09133, No. 033-65439, No. 033-78910, No. 033-52088, and No. 033-19772), on Form S-1 (No. 333-113866) and on Form S-3 (No. 333-38042) of Del Global Technologies Corp. of our report dated September 29, 2008, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/ BDO SEIDMAN, LLP

Chicago, Illinois

October 7, 2009